CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

I consent to the inclusion, or incorporation by reference of our report for CobraTech Industries, Inc., dated November
15, 2000, which appears on page 1 of the financial statements for the 288 days ended October 15, 2000 in any SEC filings of CTI Diversified Holdings, Inc.



/s/ David J. Maxwell, Ltd.
David J. Maxwell, Ltd., Chartered Accountant
Surrey, BC
January 10, 2001